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                                                                      EXHIBIT 11

                          APPALACHIAN BANCSHARES, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the nine month period ended September 30, 1998 and 1997.


                                                          Nine Months Ended September 30
                                                          ------------------------------
                                                              1998              1997
                                                          ------------      ----------
Basic net income ...................................      $    838,605      $  703,088

Basic earnings on common shares ....................      $    838,605      $  703,088
                                                          ============      ==========


Weighted average common shares outstanding - basic .         1,150,050       1,147,588
                                                          ============      ==========


Basic earnings per common share ....................      $        .73      $      .61
                                                          ============      ==========

Basic net income per common share ..................      $        .73      $      .61
                                                          ============      ==========


Diluted net income .................................      $    838,605      $  703,088

Diluted earnings on common shares ..................      $    838,605      $  703,088
                                                          ============      ==========


Weighted average common shares outstanding - diluted         1,194,275       1,179,260
                                                          ============      ==========


Diluted earnings per common share ..................      $        .70      $      .60
                                                          ============      ==========

Diluted net income per common share ................      $        .70      $      .60
                                                          ============      ==========


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